Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Announces Restructuring of Pipeline Development

Dr. Michael Goldberg Appointed as Interim CEO

Dr. Mark Pykett to Head Up Manocept Programs

Conference Call Scheduled for Friday, May 16th at 8.30 am ET / 5.30 am PT

DUBLIN, OHIO -- May 15, 2014 -- The Board of Directors of Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced that it is refocusing the Company’s resources to better align the funding of the pipeline programs with the expected growth in Lymphoseek revenue. To facilitate the refocusing effort, the Board has asked Michael Goldberg, M.D. to serve as interim CEO while a search for a new CEO is conducted.

The Navidea Board believes that the market is not currently giving appropriate value to its Phase III pipeline products and is likely penalizing the Company for allocating resources to these exciting programs. The Company is also working to establish new sources of non-dilutive funding, including collaborations that can augment the balance sheet as the Company works to reduce spending to levels that can be more closely offset by growing Lymphoseek revenue.

In particular, substantial progress on the Manocept platform has resulted in some very exciting partnering opportunities that will further expand the Company’s pipeline while requiring much less funding than the two ongoing Phase III programs. Dr. Mark Pykett has agreed to step down from the CEO position, effective on or about May 31, 2014, to work full time on maximizing the potential of the Manocept program. Dr. Pykett will also continue to serve as a Director of Navidea until the 2014 Annual Meeting.

Navidea remains committed to expanding the Lymphoseek label and realizing the full potential of the product. It intends to work closely with its partners to continue the strong growth of this important product. The Company believes that the resources being devoted to drive Lymphoseek sales will eventually provide returns to the point where developmental stage programs can be substantially funded from cash flow from operations. The Company is focused on expanding the market for Lymphoseek in all relevant markets. To this end, the Compensation, Nominating and Governance Committee of the Board of Directors has initiated a search for a CEO who will bring experience in global product sales, especially related to expanding the market for commercial products.

Gordon Troup, Chairman of Navidea, commented, "We are very pleased that Michael Goldberg has agreed to become interim CEO at this pivotal time in the Company's evolution. Michael has outstanding experience as a chief executive in public biotechnology companies and is highly familiar with the Wall Street investor environment. He is a genuine believer in Navidea's mission and the value of its assets. As a sitting Director, Michael is intimately familiar with the Company and its programs, and will be able to immediately swing into action. We believe Michael will have a tremendous impact addressing the challenges and opportunities that Navidea faces in creating a successful commercial business and building greater value for its shareholders."

Mr. Troup continued, "At the same, we are grateful to Mark Pykett for the strong foundation he has built and for his leadership in advancing the Company and its products, including Lymphoseek. Mark successfully navigated Lymphoseek through the FDA, its commercial launch, and pending sNDAs. He has also been the driving force behind the development of our leading precision diagnostics pipeline and the initiation of Phase III activities for our best-in-class neurotracers. Of equal importance, Mark was instrumental in leading the efforts to bring the Manocept platform from concept to an active development program. We are pleased that Mark will dedicate his considerable talents and experience to serve as head of Manocept technology development. He will also assist with general operations in an advisory role in support of our mission to build a leading precision diagnostics enterprise whose products aid patients in addressing important medical needs and whose value is appropriately reflected in the marketplace."

- more -

NAVIDEA BIOPHARMACEUTICALS

Page | 2

Dr. Michael Goldberg stated, "Now is an appropriate time for a new, experienced commercial leader to join Navidea to orchestrate taking Lymphoseek to the next level and thereby maximize the market potential of our first approved precision diagnostic and accelerate our growth. In the interim, I look forward to working closely with the existing team to help position the Company for its next phase of growth. We are completing a detailed review of our programs and associated spending with a view to significantly decreasing our burn rate. Our goal is to be able to fund our development programs with the cash flow from our commercial operations without the need to access the equity capital markets,” said Dr. Goldberg. “As a long term investor in Navidea I am excited to have this hands-on opportunity to help position the Company to maximally deliver the best possible return for investors, employees and the patients and the medical community who will benefit so much from the Company’s products. I look forward to working with the Board and Management and eventually the new CEO, to help Navidea realize the potential I see in Lymphoseek® and the pipeline.”

The Board will continue to be actively engaged with the leadership team to drive Navidea’s future success and assure a seamless transition.  These decisions have been made following extensive deliberations, in consideration of current market conditions, and with the intention of maximizing shareholder value.

Dr. Michael M. Goldberg has been a Managing Partner of Montaur Capital Partners since January 2007. In December 2013, Dr. Goldberg formally separated the affiliation of Montaur from Platinum-Montaur Life Sciences, subject to completion of final financial terms associated with the separation. Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 2007, Chairman of the Board of Directors from November 1991 to January 16, 2007 and President from August 1990 to October 1995. Prior to that, he served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. He is or has been a Director of Alliqua, Inc., Echo Therapeutics, Inc., AngioLight, Inc., Urigen Pharmaceuticals, Inc. and Adventrx Pharmaceuticals Inc. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an MD from Albany Medical College of Union University in 1982 and an MBA from Columbia University Graduate School of Business in 1985.

Conference call dial in details:

Friday, May 16, 2014 @ 8:30am Eastern/5:30am Pacific

Domestic:	877-407-0784
International:	201-689-8560
Webcast:	wwww.navidea.com

Replays available until May 30, 2014

Domestic:	877-870-5176
International:	858-384-5517
Replay PIN:	13583080

About Navidea Biopharmaceuticals Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is developing multiple precision diagnostic products and platforms including NAV4694, NAV5001, Manocept™ and NAV1800 (RIGScan™), to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) Injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

- more -

NAVIDEA BIOPHARMACEUTICALS

Page | 3

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals

Brent Larson, 614-822-2330

Executive VP & CFO

Or

Sharon Correia, 978-655-2686

Associate Director, Corporate Communications

- end -